UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014 (July 29, 2014)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54515	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Ave

Suite 1526

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212.634.6410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sale of Equity Securities

12% Convertible Bonds

On July 29, 2014, Staffing 360 Solutions, Inc. (the “Company”) completed its best efforts private offering (the “Offering”) of 12% Convertible Bonds (the “Bonds”) with certain accredited investors for an aggregate of $4,058,500.

From June 9, 2014 through July 29, 2014, pursuant to a bond purchase agreement with the Purchasers (the “Bond Agreement”), the Company conducted additional closings for an aggregate of $1,210,000 to a total of 19 accredited investors. Such Bonds mature on October 15, 2014 (the “Maturity Date”), unless voluntarily converted. On or prior to the Maturity Date, the Purchaser must notify the Company whether the payment for the Bond will be made in cash or as payment-in-kind in comparably valued Common Stock of the Company. The Purchasers may elect to convert the Bonds, including all accrued but unpaid coupon payments at any time prior to the Maturity Date into restricted shares of Common Stock at a conversion price of $1.50 per share. In addition to the Bonds, each Purchaser of the Bonds received equity consideration at a rate of 5,000 shares (the “Equity Consideration”) of Common Stock for each $50,000 investment. Accordingly, the Company issued an aggregate of 121,000 shares of Common Stock to the Purchasers in connection with such closings.

As of the final closing, the Company received an aggregate amount of $4,058,500 from a total of 70 accredited investors through the issuance of the Bonds and issued an aggregate of 405,850 shares of Common Stock. The Bonds and Equity Consideration qualified for exemption under Rule 506(b) promulgated under Section 4(a)(2) of the Securities Act since the issuance of these securities by the Company did not involve a “public offering.”

In connection with the Offering, the Company retained Accelerated Capital Group, Inc. as the placement agent for the Offering. For acting as placement agent, the Company agreed to pay Accelerated Capital Group: (i) a fee in cash up to an amount equal to ten percent (10%) of the aggregate gross proceeds raised by such broker in the Private Placement Offering, (ii) a non-accountable expense allowance of up to two percent (2%) of the aggregate gross proceeds raised by such broker in the Offering, and (iii) shares of Common Stock equal to an amount up to ten percent (10%) of the aggregate number of shares of Common Stock issued in connection with funds raised by the broker in the Offering. As of the final closing, the Company paid the placement agent an aggregate consideration of $487,020 and issued an aggregate of 12,100 shares of Common Stock.

The description of the Offering is qualified in its entirety by reference to the complete text of the Form of Bond Purchase Agreement and the Form of Bond, which are filed as Exhibit 4.1 and 4.2 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 29, 2014, the Board of Directors of the Company adopted the Amended and Restated Bylaws of the Company. The Amended and Restated Bylaws were adopted to incorporate the following changes: (i) to reflect the current name and offices of the Company, (ii) to clarify and revise the notice, procedure and voting requirements for shareholder and director meetings, (iii) to clarify and revise the procedural requirements regarding director vacancies, appointing, removing and resignation of directors, (iv) to clarify certain officer positions and respective roles of certain officers, (v) to clarify and revise the procedural requirements regarding officer vacancies, appointing, removing and resignation of officers, (vi) to clarify certain indemnification provisions, (vii) to clarify certain powers of the Board of Directors, and (viii) to provide procedural requirements for issuing dividends.

The description of the Amended and Restated Bylaws is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
3.1	Amended and Restated Bylaws
4.1	Form of Bond Purchase Agreement
4.2	Form of Bond

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2014

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Alfonso J. Cervantes
Alfonso J. Cervantes President